Canterbury Consulting Group, Inc.
352 Stokes Road, Suite 200
Medford, NJ  08055


                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       November 24, 2003

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To the Stockholders of
Canterbury Consulting Group, Inc.                         September 29, 2003

The Fiscal 2002 Annual Meeting of Stockholders of Canterbury Consulting Group, Inc. (the "Company") will be held at Braddock's Restaurant, 39 South Main Street, Medford, New Jersey on November 24, 2003 at 10:00 a.m. (Eastern Standard Time) for the following purposes:

1. To elect seven (7) Directors for the ensuing year, and until their successors are duly elected and qualified (Proposal No.1);

2. To ratify the appointment of Baratz & Associates, P.A. as the Company's independent public accountants for the fiscal year ending November 30, 2002 (Proposal No. 2);

3. To ratify the issuance of the 7 3/4 Senior Convertible Promissory Notes issued for working capital on June 3, 2003(Proposal No. 3); and

4. To transact any other business as may properly be brought before the meeting, or any adjournment thereof.

Only stockholders of record as of the close of business on September 26, 2003(the record date) are eligible to vote at this Annual Meeting of Stockholders or any adjournment thereof. However, so that we may be sure your vote will be counted, we invite you to sign and date this proxy card and return it as soon as possible in the envelope provided. If you attend the meeting, you mayrevoke your proxy and vote in person.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH DOES NOT REQUIRE ANY UNITED STATES POSTAGE.

                                  By order of the Board of Directors,

                                  By: /s/ Jean Z. Pikus
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                                       Jean Zwerlein Pikus
                                        Vice President and Secretary

An Annual Report containing the Form 10-K for the fiscal year ended November 30, 2002 as filed with the Securities and Exchange Commission including complete financial statements audited by Baratz & Associates, P.A. is enclosed herewith. The Company's 10-Q Report for the three months ended August 31, 2003 will be available free of charge when filed upon written request to: Canterbury Consulting Group, Inc., 352 Stokes Road, Suite 200, Medford, NJ 08055, and will also be available on the Internet directly from the Securities and Exchange Commission's web site: www.sec.gov.